Exhibit 23.1

November 13, 2008

U.S. Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We consent to the incorporation by reference in this Form S-8 registration statement of the consolidated audited financial statements of Aquentium, Inc. for the year ended September 30, 2007 and our report dated December 11, 2007, included in its Form 10-KSB.  We consent to all references to our firm included in or made a part of this registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC